EXHIBIT 5


                                             April 11, 1995

Illinois Central Railroad Company
455 North Cityfront Plaza Drive
Chicago, Illinois  60611-5504

Dear Sirs:

               We have acted as counsel for Illinois Central Railroad Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of $200,000,000 aggregate principal amount of debt securities (the "Securities") of the Company. The Securities are to be issued pursuant to an indenture (the "Indenture"), between the Company and The First National Bank of Boston, as trustee (the "Trustee").

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

               Based upon the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) duly authorized officers of the Company have taken all necessary action to approve the forms and terms of the Securities, (iii) the proposed Indenture pursuant to which the Notes are to be issued shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by duly authorized officers of the Company and the Trustee, and (iv) the Securities are executed and authenticated in accordance with the terms of the Indenture and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Securities will be validly issued and binding obligations of the Company.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Federal laws of the United States of America, and the General Corporation Law of the State of Delaware.

               The opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purposes or relied upon or furnished to any other person without our prior written consent.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the Caption "Legal Matters" in the Prospectus contained in the Registration Statement.


                                             Very truly yours,

                                             /s/ Davis Polk & Wardwell